Registration No. 333-169027
As filed with the Securities and Exchange Commission on December 21, 2015

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Athens Bancshares Corporation
(Exact Name of Registrant as Specified in its Charter)

Tennessee	27-0920126
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

106 Washington Avenue
Athens, Tennessee 37303
(Address of Principal Executive Offices)

Athens Bancshares Corporation 2010 Equity Incentive Plan
(Full Title of the Plan)

Copies to:

Jeffrey L. Cunningham	Victor L. Cangelosi, Esquire
President and	Thomas P. Hutton, Esquire
Chief Executive Officer	Luse Gorman, PC
Athens Bancshares Corporation	5335 Wisconsin Ave., N.W., Suite 780
106 Washington Avenue	Washington, DC 20015-2035
Athens, TN 37303	(202) 274-2000
(423) 745-1111
(Name, Address and Telephone
Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ]	Smaller reporting company [ X ]
(Do not check if a smaller reporting company)

This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. § 230.464.

EXPLANATORY NOTE

Athens Bancshares Corporation is a bank holding company and the class of securities to which this Registration Statement relates is held by fewer than 1,200 shareholders of record.  Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, Athens Bancshares Corporation is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the shares of common stock, $0.01 par value, registered under the Registration Statement that remain unsold.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, in the State of Tennessee, on this 21st day of December, 2015.

ATHENS BANCSHARES CORPORATION
By:	/s/ Jeffrey L. Cunningham
Jeffrey L. Cunningham
President, Chief Executive Officer and a Director
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Jeffrey L. Cunningham	President, Chief Executive Officer and	December 21, 2015
Jeffrey L. Cunningham	a Director
(Principal Executive Officer)

/s/ Michael R. Hutsell	Vice President, Chief Operating	December 21, 2015
Michael R. Hutsell	Officer and Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ Elaine M. Cathcart*	Director	December 21, 2015
Elaine M. Cathcart

/s/ G. Scott Hannah*	Director	December 21, 2015
G. Scott Hannah

/s/ G. Timothy Howard*	Director	December 21, 2015
G. Timothy Howard

/s/ Lyn B. Thompson*	Director	December 21, 2015
Lyn B. Thompson

/s/ Larry D. Wallace*	Director	December 21, 2015
Larry D. Wallace

/s/ Darrell Murray*	Director	December 21, 2015
Darrell Murray

	Director	December 21, 2015
Raymond A. Grant

*  Pursuant to a Power of Attorney dated August 23, 2010, contained on the signature page of the Form S-8 Registration Statement filed on August 24, 2010.